EXHIBIT 99.1

NEXSTAR MEDIA GROUP DECLARES QUARTERLY CASH DIVIDEND OF $0.70 PER SHARE

Irving, TX – April 29, 2021 – Nexstar Media Group, Inc. (NASDAQ: NXST) announced today that its Board of Directors declared a quarterly cash dividend of $0.70 per share of its Class A common stock. The dividend is payable on Friday, May 28, 2021, to shareholders of record on Friday, May 14, 2021.

While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

About Nexstar Media Group:

Nexstar Media Group (NASDAQ: NXST) is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Its wholly owned operating subsidiary, Nexstar Media Inc., consists of three divisions: Broadcasting, Digital, and Networks.  The Broadcasting Division operates, programs, or provides sales and other services to 198 television stations and related digital multicast signals reaching 116 markets or approximately 39% of all U.S. television households (reflecting the FCC’s UHF discount). The division’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. The Digital Division operates 120 local websites and 284 mobile apps offering hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content and creating new revenue opportunities for the company. The Networks Division operates NewsNation, formerly WGN America, a national news and entertainment cable network reaching 75 million television homes, multicast network Antenna TV, and WGN Radio in Chicago. Nexstar also owns a 31.3% ownership stake in TV Food Network, a top tier cable asset.  For more information, please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:

Thomas E. Carter

President, Chief Operating Officer and Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni, Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP & Chief Communication Officer

Nexstar Media Group, Inc.

312/222-3394 or gweitman@nexstar.tv

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